As filed with the Securities and Exchange Commission on October 9, 2009
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

SYNOVIS LIFE TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Minnesota (State or other jurisdiction of incorporation or organization)	41-1526554 (I.R.S. Employer Identification No.)
2575 University Avenue W.
St. Paul, Minnesota 55114-1024
(Address of principal executive offices)

SYNOVIS LIFE TECHNOLOGIES, INC. 2006 STOCK INCENTIVE PLAN
(Full title of the plan)

Brett A. Reynolds
Vice President of Finance, Chief Financial Officer and Corporate Secretary
2575 University Avenue W.
St. Paul, Minnesota 55114-1024
(Name and address of agent for service)
(651) 796-7300
(Telephone number, including area code, of agent for service)
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):
Large accelerated filer ☐	Accelerated filer ☑	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

		Proposed maximum	Proposed maximum
Title of securities to be	Amount to be	offering price	aggregate offering	Amount of
registered (1)	registered (2)	per share (3)	price (3)	registration fee
Common Stock, $0.01 Par Value Per Share	500,000 shares	$13.52	$6,760,000.00	$377.21

(1)	This Registration Statement also includes Common Stock Purchase Rights, which are attached to all shares of Common Stock issued, pursuant to the terms of the Registrant’s Rights Agreement dated June 1, 2006.

(2)	The number of shares of common stock, $0.01 par value per share (“Common Stock”), stated above represents an increase in the total number of shares reserved for issuance under the Synovis Life Technologies, Inc. 2006 Stock Incentive Plan (the “Plan”). 1,000,000 shares have previously been registered under a Registration Statement on Form S-8 (File No. 333-144480). The maximum number of shares of Common Stock that may be issued under the Plan is subject to adjustment in accordance with certain provisions of the Plan. Accordingly, pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), to the extent additional shares of Common Stock may be issued or issuable, this Registration Statement is hereby deemed to cover all such additional shares of Common Stock.

(3)	Estimated solely for the purpose of determining the registration fee pursuant to Rule 457(c) and Rule 457(h) under the Securities Act and calculated based on the average high and low reported sales price of the Common Stock on October 2, 2009 as reported by the Nasdaq Global Market.

PART II
Item 3. Incorporation of Documents by Reference.
Item 8. Exhibits.
SIGNATURES
INDEX TO EXHIBITS
EX-5.1
EX-23.1
EX-23.2
EX-23.3

STATEMENT UNDER GENERAL INSTRUCTION E—
REGISTRATION OF ADDITIONAL SECURITIES
     The registrant, Synovis Life Technologies, Inc. (the “Registrant”), previously filed a Registration Statement on Form S-8 (SEC File No. 333-144480) with the Securities and Exchange Commission (the “Commission”) in connection with the registration of 1,000,000 shares of the Registrant’s common stock, $0.01 par value per share (the “Common Stock”), to be issued under the Synovis Life Technologies, Inc. 2006 Incentive Stock Plan (the “Plan”).
     Pursuant to General Instruction E of Form S-8, this Registration Statement is filed by the Registrant solely to register an additional 500,000 shares of the Registrant’s Common Stock reserved for issuance under the Plan. This increase was approved by the Registrant’s board of directors and shareholders. Pursuant to Instruction E, the contents of the Registrant’s previously filed Registration Statement on Form S-8 (SEC File No. 333-144480), including without limitation periodic reports that the Registrant filed, or will file, after this Registration Statement to maintain current information about the Registrant, are hereby incorporated by reference into this Registration Statement pursuant to General Instruction E of Form S-8, with the exception of Item 3 of Part II of such prior Registration Statement, which is amended and restated in its entirety herein.
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference.
     The following documents filed by the Registrant (File No. 0-13907) with the Commission are incorporated by reference into this Registration Statement:
     (1) Annual Report on Form 10-K for the fiscal year ended October 31, 2008, as amended by Amendment No. 1 on Form 10-K/A;
     (2) Quarterly Reports on Form 10-Q for the fiscal quarter ended January 31, 2009, April 30, 2009 and July 31, 2009;
     (3) Current Reports on Form 8-K filed on December 17, 2008, July 7, 2009, July 22, 2009 (as amended by Amendment No. 1 on Form 8-K/A filed on September 18, 2009), and September 29, 2009;
     (4) all other reports filed by the Registrant pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), since October 31, 2008;
     (5) the description of the Registrant’s Common Stock contained in its Registration Statement on Form 10, including any amendments or reports filed for the purpose of updating such description; and
     (6) the description of the Registrant’s Common Stock Purchase Rights contained in the Registrant’s Registration Statement on Form 8-A, including any amendments or reports filed for the purpose of updating such description.
     In addition, all documents filed with the Commission by the Registrant (other than portions of such documents which are furnished and not filed) pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the time of filing of such documents.
     Any statement contained in the documents incorporated or deemed to be incorporated by reference into this Registration Statement shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference into this Registration Statement modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.
Item 8. Exhibits.
     The following exhibits are filed herewith or incorporated by reference as part of this Registration Statement:
4.1	Form of Common Stock Certificate of the Registrant (incorporated by reference to Exhibit 4.1 to the Registrant’s Registration Statement on Form 10 (File No. 0-13907)).

4.2	Rights Agreement, dated as of June 1, 2006, between the Registrant and American Stock Transfer & Trust Company, as Rights Agent, including exhibits thereto (incorporated by reference to Exhibit 4.1 to the Registrant’s Registration Statement on Form 8-A dated June 1, 2006 (File No. 0-13907)).

4.3	Restated Articles of Incorporation of the Registrant, as amended (incorporated by reference to Exhibit 3.1 to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended April 30, 1997 (File No. 0-13907)).

4.4	Amendment to Restated Articles of Incorporation of the Registrant, as amended, dated March 20, 1997 (incorporated by reference to Exhibit 3.2 to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended April 30, 1997 (File No. 0-13907)).

4.5	Amended and Restated Bylaws of the Registrant (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on October 5, 2007 (File No. 0-13907)).

4.6	Amendment to Restated Articles of Incorporation, effective May 1, 2002 (incorporated by reference to Exhibit 3.1 to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended April 30, 2002 (File No. 0-13907)).

5.1	Opinion and Consent of Oppenheimer Wolff & Donnelly LLP (filed herewith electronically).

23.1	Consent of Grant Thornton LLP (filed herewith electronically).

23.2	Consent of Deloitte & Touche LLP (filed herewith electronically).

23.3	Consent of Ernst & Young LLP (filed herewith electronically).

23.4	Consent of Oppenheimer Wolff & Donnelly LLP (included in Exhibit 5.1).

24.1	Power of Attorney (included on the signature page to this Registration Statement).

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of St. Paul, State of Minnesota, on October 9, 2009.

SYNOVIS LIFE TECHNOLOGIES, INC.
By:	/s/ Brett A. Reynolds
Brett A. Reynolds
Vice President of Finance, Chief Financial Officer and Corporate Secretary (Principal Financial and Accounting Officer)

POWER OF ATTORNEY
     KNOW ALL BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Richard W. Kramp and Brett A. Reynolds, and each of them, as his or her true and lawful attorney-in-fact and agent, each with full powers of substitution and re-substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agent full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or their substitute or substitutes, may lawfully do or cause to be done by virtue thereof.
     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on October 9, 2009 by the following persons in the capacities indicated.

/s/ Richard W. Kramp Richard W. Kramp	President, Chief Executive Officer and Director (Principal Executive Officer)

/s/ Brett A. Reynolds Brett A. Reynolds	Vice President of Finance, Chief Financial Officer and Corporate Secretary (Principal Financial and Accounting Officer)

/s/ Timothy M. Scanlan Timothy M. Scanlan	Chairman, Board of Directors

/s/ William G. Kobi William G. Kobi	Director

/s/ Karen Gilles Larson Karen Gilles Larson	Director

/s/ Mark F. Palma Mark F. Palma	Director

/s/ Richard W. Perkins Richard W. Perkins	Director

/s/ John D. Seaberg John D. Seaberg	Director

/s/ Sven A. Wehrwein Sven A. Wehrwein	Director

SYNOVIS LIFE TECHNOLOGIES, INC.
REGISTRATION STATEMENT
ON FORM S-8
INDEX TO EXHIBITS

Item No.	Description	Method of Filing
4.1	Form of Common Stock Certificate of the Registrant	Incorporated by reference to Exhibit 4.1 to the Registrant’s Registration Statement on Form 10 (File No. 0-13907).

4.2	Rights Agreement, dated as of June 1, 2006, between the Registrant and American Stock Transfer & Trust Company, as Rights Agent, including exhibits thereto	Incorporated by reference to Exhibit 4.1 to the Registrant’s Registration Statement on Form 8-A dated June 1, 2006 (File No. 0-13907).

4.3	Restated Articles of Incorporation of the Registrant, as amended	Incorporated by reference to Exhibit 3.1 to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended April 30, 1997 (File No. 0-13907).

4.4	Amendment to Restated Articles of Incorporation of the Registrant, as amended, dated March 20, 1997	Incorporated by reference to Exhibit 3.2 to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended April 30, 1997 (File No. 0-13907).

4.5	Amended and Restated Bylaws of the Registrant	Incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on October 5, 2007 (File No. 0-13907).

4.6	Amendment to Restated Articles of Incorporation, effective May 1, 2002	Incorporated by reference to Exhibit 3.1 to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended April 30, 2002 (File No. 0-13907).

5.1	Opinion and Consent of Oppenheimer Wolff & Donnelly LLP	Filed herewith electronically.

23.1	Consent of Grant Thornton LLP	Filed herewith electronically.

23.2	Consent of Deloitte & Touche LLP	Filed herewith electronically.

23.3	Consent of Ernst & Young LLP	Filed herewith electronically.

23.4	Consent of Oppenheimer Wolff & Donnelly LLP	Included in Exhibit 5.1.

24.1	Power of Attorney	Included on the signature page to this Registration Statement.